Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Ocean Life Sciences I, Inc. on Form SB-2 of our report, dated August 9, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 9, 2004, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospecuts.


                                     /s/ Singer Lewak Greenbaum & Goldstein LLP
                                     -------------------------------------------
                                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 12, 2005